Washington Mutual       1201 Third Avenue            News Release
[Logo]                  P.O. Box 834
                        Seattle, WA 98111


Media Contact:          Gavin Anderson & Company          Washington Mutual
                        Hollis Rafkin-Sax                 Bill Ehrlich
                        212-373-0231                      1-800-228-9268

Investor Contact:       Washington Mutual
                        JoAnn DeGrande
                        206-461-3186

                                                              March 31, 1997
                                                       FOR IMMEDIATE RELEASE

                         WASHINGTON MUTUAL AGAIN REJECTS
                             AHMANSON'S ALLEGATIONS

     SEATTLE -- Washington Mutual, Inc. (Nasdaq: WAMU) today issued the following statement in response to Ahmanson's (NYSE: AHM) March 31 "allegation of the day," which again questioned Washington Mutual's ability to use pooling-of-interests accounting for its proposed merger with Great Western Financial Corporation (NYSE: GWF).

     "Washington Mutual made its position on share repurchases crystal clear in the company's March 27 press release, so we are puzzled that Ahmanson feels a need to continue its attempts to mislead investors," Washington Mutual stated. "In that release, Washington Mutual unequivocally stated the following:

     'Washington Mutual has never in its history instituted a common stock repurchase program, has never stated an intention to institute such a program, and has no plans to do so. The financial


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Washington Mutual
March 31, 1997
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markets have  consistently  supported the company's  growth strategy as the best
way  to  deliver   shareholder  value.  The  Washington   Mutual/Great   Western
combination is a continuation of this growth strategy, which is predicated on sound capital ratios, a strong balance sheet, consistent profitability and superior earnings growth.'

         "Washington Mutual stated last week and again reiterates that 'Washington Mutual does not intend to take any action that would impair its ability to account for the merger with Great Western as a pooling of interests.' Any statements by third parties to the contrary are clearly erroneous.

         "While Ahmanson has repeatedly attempted to compare Washington Mutual's friendly merger with the failed bid by First Bank System (FBS) for First Interstate Bank, Ahmanson and its advisors are fully aware that Washington Mutual has not taken the steps that caused FBS its problems. Not only are Ahmanson's allegations patently false, but its not-so-subtle attempt to compare itself to the successful bidder in that contest, Wells Fargo, is bound for failure as well."

         With a history dating back to 1889, Washington Mutual is a diversified financial services company focusing on families and small- and medium-size businesses. At year-end, Washington Mutual and its subsidiaries had assets of $44.6 billion and operated more than 550 offices in Washington, California, Oregon, Idaho, Utah, Montana, Arizona, Colorado and Nevada. The company's subsidiaries provide consumer and commercial banking, full-service securities brokerage, mutual fund management and insurance underwriting.

         This press release contains forward-looking statements regarding the benefits of the merger of Washington Mutual and Great Western, including cost savings to be realized, earnings accretion, transaction charges and additional loan-loss reserves and revenue enhancement opportunities following the merger. Actual results may vary materially from the forward-looking statements as

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Washington Mutual
March 31, 1997
Page 3


described in Washington Mutual's Current Report on Form 8-K dated March 6, 1997, and its Form S-4 Registration Statement dated March 13, 1997, to which reference is made. These factors include without limitation possible delays in integration of Great Western operations into Washington Mutual's, increases in interest rates which could reduce net interest margin, competitive factors which could adversely affect consumer banking strategy and general economic conditions which negatively impact the volume of loan origination and amount of loan losses.

     Washington Mutual, Inc. ("Washington Mutual") and certain other persons named below may be deemed to be participants in the solicitation of proxies in connection with the merger of Great Western Financial Corporation ("Great Western") and a wholly-owned subsidiary of Washington Mutual pursuant to which each outstanding share of Great Western common stock would be converted into 0.9 shares of Washington Mutual common stock (the "Merger"). The participants in this solicitation may include the directors of Washington Mutual (Douglas P. Beighle, David Bonderman, Herbert M. Bridge, J. Taylor Crandall, Roger H. Eigsti, John W. Ellis, Daniel J. Evans, Anne V. Farrell, William P. Gerberding, Kerry K. Killinger, Samuel B. McKinney, Michael K. Murphy, Louis H. Pepper, William G. Reed, Jr., and James H. Stever); the following executive officers of Washington Mutual: Craig S. Davis, Steven P. Freimuth, Lee D. Lannoye, William
A. Longbrake, Deanna W. Oppenheimer, Craig E. Tall and S. Liane Wilson; and the following other members of management of Washington Mutual: Karen Christensen, JoAnn DeGrande, William Ehrlich, James B. Fitzgerald, Marc R. Kittner and Douglas G. Wisdorf. As of the date of this communication, David Bonderman, J. Taylor Crandall and Kerry K. Killinger beneficially owned 1,894,141 shares, 6,549,755 shares and 1,044,224 shares of Washington Mutual,



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Washington Mutual
March 31, 1997
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respectively.  The remaining  participants do not beneficially own, individually or in the aggregate, in excess of 1% of Washington Mutual's equity securities.

         Other participants in the solicitation include Great Western and may include the directors of Great Western (James F. Montgomery, John F. Maher, Dr. David Alexander, H. Frederick Christie, Stephen E. Frank, John V. Giovenco, Firmin A. Gryp, Enrique Hernandez, Jr., Charles D. Miller, Dr. Alberta E. Siegel and Willis B Wood, Jr.); the following executive officers of Great Western: J. Lance Erikson, Carl F. Geuther, Michael M. Pappas, A. William Schenck III, Ray
W. Sims, and Jaynie M. Studenmund; and the following other members of management of Great Western: Stephen F. Adams, Bruce F. Antenberg, Barry R. Barkley, Ian D. Campbell, Charles Coleman, Allen D. Meadows, and John A. Trotter (collectively, the "Great Western Participants"). As of the date of this communication, James
F. Montgomery and John F. Maher beneficially owned 605,488 shares and 611,762 shares of Great Western common stock, respectively (including shares subject to stock options exercisable within 60 days). The remaining Great Western Participants do not beneficially own, individually or in the aggregate, in excess of 1% of Great Western's equity securities.

         Washington Mutual has retained Lehman Brothers Inc. ("Lehman Brothers") to act as its financial advisor in connection with the Merger for which it received and may receive substantial fees as well as reimbursement of reasonable out-of-pocket expenses. In addition, Washington Mutual has agreed to indemnify Lehman Brothers and certain persons related to it against certain liabilities, including certain liabilities under the federal securities laws, arising out of its engagement. Lehman Brothers is an investment banking firm that provides a full range of financial services for institutional and individual clients. Lehman Brothers does not admit that it or any of its directors, officers or



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Washington Mutual
March 31, 1997
Page 5


employees is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the proxy solicitation, or that
Schedule 14A requires the disclosure of certain information concerning Lehman Brothers. In connection with Lehman Brothers' role as financial advisor to Washington Mutual, Lehman Brothers and the following investment banking employees of Lehman Brothers may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Washington Mutual and Great Western: Steven B. Wolitzer, Philip R. Erlanger, Sanjiv Sobti, David J. Kim, Craig P. Sweeney and Daniel A. Trznadel. In the normal course of its business Lehman Brothers regularly buys and sells Washington Mutual Securities and Great Western Securities for its own account and for the account of its customers, which transactions may result from time to time in Lehman Brothers and its associates having a net "long" or net "short" position in Washington Mutual Securities, Great Western Securities, or option contracts or other derivatives in or relating to Washington Mutual
Securities or Great Western Securities. As of March 14, 1997, Lehman Brothers had positions in Washington Mutual Securities and Great Western Securities as principal as follows: (i) net "short" 124 of Washington Mutual's common shares; and (ii) net "short" 3,327 of Great Western's common shares.

         Great Western has retained Goldman, Sachs & Co. ("Goldman Sachs") and Merrill Lynch & Co. ("Merrill Lynch") to act as its financial advisors in connection with the Merger, as well as the merger proposal by H.F. Ahmanson & Company, for which they received and may receive substantial fees. Each of Goldman Sachs and Merrill Lynch is an investment banking firm that provides a full range of financial services for institutional and individual clients. Neither Goldman Sachs nor Merrill Lynch admits that it or any of its directors, officers or employees is a "participant"



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Washington Mutual
March 31, 1997
Page 6


as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the proxy solicitation, or that Schedule 14A requires the disclosure of certain information concerning Goldman Sachs and Merrill Lynch. In connection with Goldman Sachs's role as financial advisor to Great Western, Goldman Sachs and the following investment banking employees of Goldman Sachs may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Great Western:
Joe Wender, John Mahoney, Andy Gordon, Todd Owens and Andrea Vittorelli. In connection with Merrill Lynch's role as financial advisor to Great Western, Merrill Lynch and the following investment banking employees of Merrill Lynch may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Great Western:
Herb Lurie, Louis S. Wolfe, Paul Wetzel, Frank V. McMahon, John Esposito, Alex Sun, Christopher Del-Moral Niles and Kavita Gupta. In the normal course of their respective businesses Goldman Sachs and Merrill Lynch regularly buy and sell securities issued by Great Western and its affiliates ("Great Western Securities") and Washington Mutual and its affiliates ("Washington Mutual Securities") for its own account and for the accounts of its customers, which transactions may result from time to time in Goldman Sachs and its associates and Merrill Lynch and its associates having a net "long" or net "short" position in Great Western Securities, Washington Mutual Securities, or option contracts or other derivatives in or relating to Great Western Securities or Washington Mutual Securities.

         As of March 14, 1997, Goldman Sachs held positions in Great Western Securities and Washington Mutual Securities as principal as follows: (i) net "long" 9,669 of Great Western's common shares; (ii) net "long" $1 million of Great Western's deposit notes; and (iii) net "long"

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Washington Mutual
March 31, 1997
Page 7

1,098 shares of Washington Mutual's common stock. As of March 14, 1997, Merrill Lynch had positions in Great Western Securities and Washington Mutual Securities as principal as follows: (i) net "long" 8,800 of Great Western's common shares;
(ii) net "long" 1,775 shares of Great Western's 8.30% cumulative perpetual preferred stock; and (iii) net "long" 1,527 of Washington Mutual's common shares.